EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT

I, A.A. McLean III, of World Acceptance Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that (to my knowledge):

(3)	the Quarterly Report on form 10-Q of the Company for the quarter ended December 31, 2003, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 13, 2004

/s/ A.A. McLean III

A.A. McLean III Executive Vice President and CFO

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to World Acceptance Corporation and will be retained by World Acceptance Corporation and furnished to the Securities and Exchange Commission or its staff upon request.